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                                                                 EXHIBIT 8(a)


                          [PricewaterhouseCoopers Letterhead]

National Grid Group plc
15 Marylebone Road
London NW1 5JD
United Kingdom

New National Grid plc
15 Marylebone Road
London NW1 5JD
United Kingdom

December 4, 2000

Ladies and Gentlemen:

     We have acted as tax advisors to National Grid Group plc ("National Grid") and New National Grid plc ("New National Grid"), both public limited companies organized and existing under the laws of England and Wales, in connection with the Agreement and Plan of Merger and Scheme of Arrangement by and among National Grid, Niagara Mohawk, New National Grid, and Grid Delaware, Inc. ("Grid Delaware"), dated as of September 4, 2000 (the "Merger Agreement"), and as described in a registration statement on Form F-4 (the "Registration Statement"), which includes the proxy statement of Niagara Mohawk and the prospectus of New National Grid (together, the "Proxy Statement/Prospectus"), originally filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on October 4, 2000, and amended and supplemented through the date hereof; pursuant to which Niagara Mohawk will become a wholly owned subsidiary of New National Grid, a new holding company for National Grid Group. Unless otherwise specified, all capitalized terms used herein without definition shall

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                                                                 EXHIBIT 8(a)


have the meanings assigned to them in the Merger Agreement and/or the Proxy Statement/Prospectus.

     In rendering this opinion, we have examined the Merger Agreement, the Proxy Statement/Prospectus, and such other documents and corporate records as we have deemed necessary or appropriate. For purposes of this opinion, we have assumed (i) the validity and accuracy of the documents and corporate records that we have examined and the facts and representations concerning the merger and scheme of arrangement that have come to our attention during our engagement, and (ii) the scheme of arrangement and merger will be consummated in the manner described in the Merger Agreement and Proxy Statement/Prospectus.

     Based upon and subject to the assumptions set forth above and the assumptions and qualifications set forth in the discussion in the Proxy Statement/Prospectus under the heading "The Merger--Material Tax Consequences--US Tax Consequences of the Merger" (the "Discussion"), we hereby confirm that the Discussion represents our opinion as to all of the material US federal tax consequences of the merger and scheme of arrangement. We express no opinion as to the US federal, state, local, foreign, or other tax consequences, other than as set forth in the Discussion. Further, there can be no assurances that the opinion expressed herein will be accepted by the Internal Revenue Service or, if challenged, by a court.

     In rendering our opinion, we have considered the applicable provisions of the Code, Treasury Department regulations promulgated thereunder, pertinent judicial authorities, interpretive rulings of the IRS, and such other authorities as we have considered relevant. It should be noted that statutes, regulations, judicial decisions, and administrative interpretations are subject to change at any time, possibly with retroactive effect. A change in the authorities or the accuracy or completeness of any of the information, documents, corporate records, covenants, statements, representations, or assumptions on which our opinion is based could affect our conclusions. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any changes (including changes that have retroactive effect) (i) in applicable law or (ii) in any information, document, corporate record, covenant, statement, representation, or assumption stated herein that becomes untrue or incorrect.


                                                                             (2)

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                                                                 EXHIBIT 8(a)


     This letter is furnished to you solely for use in connection with the merger and scheme of arrangement, as described in the Merger Agreement and the Proxy Statement/Prospectus, and is not to be used, circulated, quoted, or otherwise referred to for any other purpose without our express written permission. We hereby consent to the use and filing of this opinion as an
Exhibit 8(a) to the Registration Statement and to the reference to our firm name under the headings "The Merger--Material Tax Consequences--US Tax Consequences of the Merger" in the Proxy Statement/Prospectus. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.


                                         Very truly yours,

                                         /s/ PricewaterhouseCoopers LLP

                                         PricewaterhouseCoopers LLP